                                                                Exhibit No. 23.7

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our report dated April 22, 1997, with respect to the financial statements of Apex Waste Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1997 (as amended on Form 8-K/A filed May 15, 1997), both filed with the Securities and Exchange Commission.

                                       /s/ Daniel P. Irwin and Associates, P.C.

Stafford-Wayne, Pennsylvania
June 26, 1997